Registration No.

                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                      FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ------------------

                             REEBOK INTERNATIONAL LTD.
               (Exact name of registrant as specified in its charter)

                 Massachusetts                                04-2678061
          (State or other jurisdiction of                   (I.R.S. Employer
          incorporation or organization)                    Identification No.)

          100 Technology Center Drive, Stoughton, Massachusetts 02072
          (Address of principal executive offices)             (Zip code)
                            ------------------------

                   Stock Option Agreement dated August 26, 1998
               between Carl J. Yankowski and Reebok International Ltd.
                            (Full title of the plan)

                               Barry Nagler, Esq.
                            Reebok International Ltd.
                           100 Technology Center Drive
                         Stoughton, Massachusetts  02072
                     (Name and address of agent for service)

                                 781-401-5000
           (Telephone number, including area code, of agent for service)
                               ------------------
                        Calculation of Registration Fee
--------------------------------------------------------------------------
                                    Proposed   Proposed
                                    maximum    maximum     Amount
Title of                            offering   aggregate   of
securities to be    Amount to be    price per  offering    registration
registered          registered      unit       price       fee

Common Stock        250,000 shares  $17.125    $4,281,250  $1,191
$.01 par value,
together with
related Common Stock
Purchase Rights
--------------------------------------------------------------------------

Index to Exhibits at page 9



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PART I.           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I of Form S-8 is included in documents sent or given to the participant pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated herein by reference.

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referred to in (a) above.

         (c) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A dated July 12, 1985 and the description of Common Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A dated July 27, 1990, Amendment No. 1 thereto dated April 1, 1991 and Amendment No. 2 thereto dated December 13, 1991, including any amendment or report filed for the purpose of updating such descriptions.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable

Item 5. Interests of Named Experts and Counsel.

         The opinion of counsel filed as Exhibit 5.1 to this Registration Statement was given by Randi S. Ingerman who is employed by the Registrant as Assistant General Counsel. Ms. Ingerman currently holds options for 9,040 shares granted under the Registrant's stock option plans and is eligible to be granted additional options from time to time under the plans. Ms. Ingerman is the holder of less than 1,000 shares of the Registrant's Common Stock.

Item 6. Indemnification of Directors and Officers.

         Under Section 9 of the By-laws of the Registrant, the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have

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been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant (any person serving another organization in one or more of the indicated capacities at the request of the Registrant who shall have acted in good faith in the reasonable belief that his action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the Registrant) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Registrant, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Registrant in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the Registrant if it is ultimately determined that indemnification for such expenses is not authorized under
Section 9. The right of indemnification provided by Section 9 of the By-laws is not to be exclusive of or affect any other rights to which any director or officer may be entitled. As used in said Section 9, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in Section 9 shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

         Article 6(k) of the Registrant's Articles of Organization provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability; provided, however, that such Article 6(k) shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 61 or 62 of the Business Corporation Law of The Commonwealth of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not be construed in any way so as to impose or create liability. The foregoing provisions of Article 6(k) shall not eliminate the liability of a director for any act or omission occurring prior to the date on which Article 6(k) became effective. No amendment to or repeal of Article 6(k) shall apply to or have any effect on the liability or alleged liability of any director or the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


Item 7. Exemption from Registration Claimed.

         Not applicable.






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Item 8. Exhibits.

         Exhibit No.       Description of Exhibit

         4.1 Restated Articles of Organization of the Registrant, as amended (incorporated herein by reference to the Registrant's Form 10-K dated March 30, 1987 and to the Registrant's Registration Statement No. 11-13370).

         4.2 By-Laws, as amended (incorporated herein by reference to the Registrant's Form 10-K dated March 30, 1989, Form 10-K dated March 26, 1990, Form 10-K dated March 28, 1991 and Form 10-K dated March 25, 1998).

         4.3 Common Stock Rights Agreement dated as of June 14, 1990 between the Registrant and The First National Bank of Boston, as Rights Agent, as amended (incorporated herein by reference to the Registrant's Form 8-A filed on July 31, 1990 and Form 8 Amendments to Registration Statement on Form 8-A filed on April 4, 1991 and December 13, 1991).

         4.4 Stock Option Agreement dated August 26, 1998 between Carl Yankowski and the Registrant.

         5.1      Opinion of Counsel.

        23.1      Consent of Ernst & Young.

        24.1      Power of Attorney (see signature pages).


Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment

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any of the securities being registered hereby which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                              SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stoughton, The Commonwealth of Massachusetts on the 13th day of November, 1998.


                                              REEBOK INTERNATIONAL LTD.


                                              By: /s/ KENNETH WATCHMAKER
                                                  Kenneth Watchmaker
                                                  Executive Vice President
                                                  and Chief Financial Officer




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                      POWER OF ATTORNEY


         We the undersigned officers and directors of Reebok International Ltd., hereby severally constitute Kenneth Watchmaker, Barry Nagler and Randi S. Ingerman, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all registration statements and amendments to registration statements filed with the Securities and Exchange Commission for the purpose of registering Common Stock of Reebok International Ltd., hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all said registration statements and amendments to registration statements.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         WITNESS our hands on the 13th day of November, 1998.




/s/ PAUL B. FIREMAN                         President and Chief Executive
Paul B. Fireman                             Officer, Chairman of the
                                            Board of Directors (Principal
                                            Executive Officer)



/s/ KENNETH WATCHMAKER                      Executive Vice President and Chief
Kenneth Watchmaker                          Financial Officer (Principal
                                            Financial and Accounting Officer)



/s/ CARL J. YANKOWSKI                       Executive Vice President and
Carl J. Yankowski                           President and Chief Executive
                                            Officer, Reebok Brands Division
                                            and Director


/s/ PAUL R. DUNCAN                          Executive Vice President and
Paul R. Duncan                              Director




/s/ M. KATHERINE DWYER                      Director
M. Katherine Dwyer



/s/ WILLIAM F. GLAVIN                       Director
William F. Glavin



/s/ MANNIE L. JACKSON                       Director
Mannie L. Jackson




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/s/ RICHARD G. LESSER                       Director
Richard G. Lesser



/s/ GEOFFREY NUNES                          Director
Geoffrey Nunes



/s/ THOMAS M. RYAN                          Director
Thomas M. Ryan



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                          EXHIBIT INDEX


Exhibit No.       Description of Exhibit            Page

4.1      Restated Articles of Organization          Incorporated by reference
         of the Registrant, as amended.

4.2      By-Laws, as amended.                       Incorporated by reference


4.3      Common Stock Rights Agreement dated
         as of June 14, 1990 between the
         Registrant and The First National Bank
         of Boston, as Rights Agent, as
         amended.                                   Incorporated by reference

4.4      Stock Option Agreement dated August 26,
         1998 between Carl Yankowski and the
         Registrant.                                Filed herewith

5.1      Opinion of Counsel.                        Filed herewith

23.1     Consent of Ernst & Young.                  Filed herewith

24.1     Power of Attorney.                         See signature pages


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